SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2002
                                                   --------------


                          GK INTELLIGENT SYSTEMS, INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
          ------------------------------------------------------------
         (State or other jurisdiction of Incorporation or organization)

       000-22057                                                76-0513297
----------------------------------                          ------------------
(Commission File Number)                                     (I.R.S. Employer
                                                            Identification No.)

2602 Yorktown Place, Houston, Texas 77056                        77056
-----------------------------------------                   -------------------
(Address of principal executive offices)                    (Zip Code)

                                 (713) 626-1504
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                5555 San Felipe, Suite 625, Houston, Texas 77056
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.
----------------------

                      RECOMMENCMENT OF BUSINESS OPERATIONS

     On June 11, 2002, the Company, GK Intelligent Systems, Inc., which has been completely inactive for 3 years, commenced business operations once again. The Company had developed and introduced the software "Around the Web in 80 Minutes" in November 1998 and ceased operations in June of 1999.

     With the exception of the Current Report on Form 8-K filed on September 11, 2002, with regard to the change of the Company's independent accountants, the Company has not filed any periodic reports with the Securities and Exchange Commission subsequent to the Amended Annual Report on Form 10-K/A for the transition period from June 1, 1998 to December 31, 1998, which was filed on April 30, 1999 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 which was filed on May 14, 1999.

     The Company's sole software product, "Around the Web in 80 Minutes," is a CD-ROM-based, multimedia Internet tutorial, which was believed to be the first artificial intelligence-based training software introduced to the consumer market. "Around the Web in 80 Minutes" teaches computer users to take full advantage of the Internet and uses SMART ONESM technology to determine each user's initial skill level and provide the appropriate learning experience for that individual. The program adapts dynamically and adjusts the instructional level and teaching style according to the performance of the individual user. The first public demonstrations of the software were held in late November 1998 at COMDEX, a computer industry trade show, in Las Vegas.

     The introduction of "Around the Web in 80 Minutes" was hampered by the resignations in mid-August 1998 of a group of key sales and marketing employees whose responsibilities included the establishment of a retail sales channel for the Company's consumer products. Management elected to maintain its original product release schedule and began making "Around the Web in 80 Minutes" available to consumers primarily through direct sales beginning in late November 1998. During this period, the Company continued to rebuild internal marketing capabilities and began efforts to establish the necessary external relationships to support marketing and merchandising, product distribution, and retail sales.

     The initial version of the product provided training based on a Netscape Navigator web browser interface. A version of the product based on the Microsoft Internet Explorer browser interface was introduced in May of 1999. Both the Netscape Navigator and Internet Explorer versions are packaged together to allow consumers to load training based on their preferred Internet browser.

     The introduction of "Around the Web in 80 Minutes" at COMDEX was intended to build industry awareness of the Company and its technology and to explore available industry resources prior to the selection of marketing, merchandising, and distribution partners.

     During December 1998, "Around the Web in 80 Minutes" was available to consumers via a toll-free line for direct orders from the Company and through three online-oriented retailers, including ComputerLiteracy.com, Amazon.com, and PC Zone. During the first quarter of 1999, in an effort to align itself with established product distribution companies capable of serving major national retailers, the Company shifted emphasis from its direct sales approach to a distributor-based approach and entered into a marketing and merchandising agreement with High Altitude Sales and Marketing, Inc., and its affiliate firm,

Computer Generation. The agreement with High Altitude Sales and Marketing, Inc., and Computer Generation in the first quarter of 1999 accelerated the Company's efforts to align with established product distribution companies capable of serving major, national retailers. The Company in turn also signed distribution agreements with Ingram Micro, Inc., and Tech Data Corporation in February 1999. At that time in 1999, Ingram Micro, Inc. distributed products and services to more than 115,000 resellers in 120 countries. A second distribution agreement was announced in March 1999 with Tech Data Corporation. At that time Tech Data served more than 100,000 value-added resellers and retail dealers in the United States, Canada, the Caribbean, Latin America, Europe, and the Middle East.

     In late February 1999, the Company participated in the annual Retail XChange conference, a technology trade show for the retail sales channel, organized as an industry-wide forum for senior executives from channel organizations, vendors, and distributors to meet in formal sessions and informal events. The vendors and retailers attending Retail XChange selected "Around the Web in 80 Minutes" for "Overall Best of Show" and "Best New Technology" awards and voted the Company's marketing plan as the "Best Retail Strategy" presented at the conference.

     In late March 1999, the Company began its first shipments of approximately 9,100 copies of "Around the Web in 80 Minutes" to its distributors for redistribution to retailers in April 1999. However, since the distribution agreements with both Tech Data Corporation and Ingram Micro, Inc. contain absolute right of return provisions allowing either distributor to return orders, which are not ultimately purchased and retained by consumers, the Company deferred approximately $285,000 in revenue associated with these shipments until retail customers ultimately purchase the products. Further, during the period from April 1 through May 13, 1999, the Company shipped approximately 11,200 additional copies of "Around the Web in 80 Minutes" to its distributors.

     To fund its operations, the Company commenced a private placement in November 1998, which was closed in early May 1999 after raising $3,373,000 for the sale of 1,686,500 shares of its common stock. Due to increased marketing costs associated with product rollout the Company needed additional capital. Unable to secure necessary capital from institutional sources, the Company attempted a private placement in May 1999 wherein it offered 2.4 million units at $2.00 per unit with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.00 per share. As of May 13, 1999, no funding had occurred under the new private placement.

     Thereafter, the Company continued to pursue the private placement of its securities with accredited investors but was unsuccessful. In May 1999, Gerald
C. Allen requested that Gary F. Kimmons resign as Chief Executive Officer, claiming that if Mr. Kimmons resigned the Company would receive financing which would be provided through previous private placement sources. Before a resignation agreement could be effectuated, the Company at the direction of Gerald C. Allen announced the resignation of Mr. Kimmons and purported to appoint Winston Van Bieutenen as Chief Executive. Despite these actions, no financing was forthcoming as Mr. Allen represented, and on June 11, 1999, Marcus
F. Wray, Jean Paul Dejoria, and Gerald C. Allen all submitted letters of resignation as officers and directors of the Company. Mr. Kimmons attempted to resurrect the Company and was unable to do so, and the Company closed its doors on June 11, 1999.

Request for Updated Version of Around the Web in 80 Minutes
-----------------------------------------------------------

     In July of 2001, High Altitude, the marketing firm used by the Company to take its products into the retail market, contacted the Company and indicated that large retail vendors such as Staples, Office Depot, and CompUSA were asking for an updated version of the Company's first product, "Around the Web in 80 Minutes." Based on this request and renewed interest in the Company's product, Mr. Kimmons, the sole remaining officer and director of the Company, commenced efforts to reinstate and resurrect the Company.

Submission of Matters to a Vote of Security Holders
---------------------------------------------------

     On March 19, 2002, the Board of Directors and a majority of the stockholders, by written consent, pursuant to Section 141 and Section 228, respectively, of the General Corporation Law of the State of Delaware (a) approved the 1-for-10 reverse stock split of the Company's authorized and issued shares of common stock of the Company, which became effective as of March 25, 2002, the date of the filing of the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State; (b) approved the amendment to Article V., of the Certificate of Information, increasing the authorized number of shares of common stock which the Company is authorized to issue to 275,000,000 shares of common stock, par value of $0.001 per share, and
(c) ratified the election Dick Meador, Renee Ethridge, Kathryn Kimmons and Lance Kimmons as directors of the Company.

     The Company did not notice or hold a meeting of the stockholders with regard to these matters, has not provided notice of the taking of the above action to those stockholders that did not consent to said action, and did not and has not to date filed or mailed Information Statement to the stockholders of the Company as required by Regulation 14C of the Securities and Exchange Act of 1934. Upon the completion of the review and audit of the Company's financial statements and the completion of bringing current its filings with the Securities and Exchange Commission, the Company intends to notice and hold, as soon as practical thereafter, an Annual Meeting of its stockholders to elect directors, ratify the appointment of its independent accountants, and ratify the actions taken by the Company, its directors and stockholders in the resurrection of the Company.

     The Company's principal executive office is located at 2602 Yorktown Place, Houston, Texas 77056, and its telephone number at such address is (713) 626-1504. The Company's Internet address is www.gkintelligentsystems.com.

Changes In Registrant's Certifying Accountant
---------------------------------------------

     As set forth in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002, the Company engaged HJ & Associates, LLC, on September 6, 2002, as its new independent accountant, to review the Company's interim financial statements and audited the Company's financial statements for the years ended December 31, 1999, 2000 and 2001, upon the completion of which the Company will file all past quarterly and annual reports from the quarter ended March 31, 1999 to present.

                               BUSINESS - GENERAL

     GK Intelligent Systems, Inc., with headquarters in Houston, Texas, develops intelligent training software that dynamically adapts to the learning styles and abilities of individual users. Award-winning Around the Web in 80 Minutes was the Company's first consumer product based on the Company's Smart One technology, which combines artificial intelligence, multimedia technology and advanced instructional techniques to deliver training more efficiently and cost-effectively than traditional computer-based training.

     Now resurrecting its operations after a period of dormancy, the Company has the opportunity to become a key player in a new and emerging "intelligent performance support", or IPS, market, with the development of advanced learning products/services as its initial focus. The Company is leveraging its expertise in developing and marketing intelligent training software to move into additional IPS markets. IPS promises to deliver relevant expert assistance to those desiring timely guidance and support as they perform their daily activities. In addition to expanding its focus to new areas of the IPS market other than education/learning, the Company will shift its emphasis to the licensure of its technology and the acquisition of key service entities with potential IPS clientele to derive revenues rather than the production and marketing of products. Management believes that by pursuing this strategy, the Company will be able to enhance its revenues in a shorter period of time.

     The Company was formed in 1994 and became an AMEX company in 1998. During its six years of operation, the company distinguished itself as a leader in advanced learning technology and products. It achieved this distinction through its affiliation with internationally known entities such as AT&T, the US Dept of Transportation, NCR Corporation, Microelectronics Computer Consortium, Radio Shack, National Geographic, The Smithsonian, AOL, and other notable entities.

     Early in 1998, it's advanced learning technology, Smart OneSM, was designated as an official flagship (software) technology of the United Nations. The Director of Global Technology for the UN, Dr. Joseph Ben Dak, joined the Board to facilitate a global implementation. In the summer of 1998, a co-founder of Compaq Computer Corporation, Rod Canion, joined the Company and shifted its emphasis to the consumer marketplace. Mr. Canion departed prematurely in August of 1998. Shortly thereafter, in early 1999, the Company developed its first product, Around the Web in 80 Minutes, targeting the vast market of those desiring to learn how to use the Internet.

     The product was well received in the marketplace. Approximately thirty thousand copies of the product were sold retail. The retailers of America selected the Company and its product as "best new technology", "best retail marketing strategy" and "best overall for show" at their Retail XChange conference in February 1999. Around the Web In 80 Minutes was distributed internationally by three of the largest software distributors in America. In April and May of 1999, the Company worked on an Internet Explorer version of the product in conjunction with AOL, and had completed a beta version of the new product ready for AOL market testing.

     However, the Company, suffering from a precipitous drop in its stock price linked to Mr. Canion's premature departure, encountered difficulty in securing the capital necessary to sustain its growth and brand its product. The Company closed its doors in June 1999 with approximately $3 million in outstanding debt.

     During its dormancy, the Company received numerous inquiries from other entities inquiring about the possibility of a resurrection and/or merger opportunities. Interested entities see three benefits linked to the Company:

     *  Advanced, highly-accredited technology;
     *  A (approximate)$41 million loss carry-forward; and
     *  A qualified global shareholder base.

     Recently, High Altitude (now BTH2), the marketing and business development firm assisting the Company in taking its products into the retail market, contacted the company and indicated that large retail vendors such as Staples, Office Depot, and CompUSA are asking for the Company to develop new products that can be retailed in their stores. The expressed interest of retailers who had previously sold the Company's Internet training product, Around the Web in 80 Minutes, served as a key factor in management's decision to attempt a resurrection of the enterprise. The Company believes that it is the first business venture to:

     * Develop an intelligent learning "engine" that is universally applicable to all learning topics and situations;
     *  Make the technology economically cost-effective to replicate; and
     * Use a learning/technology approach that economizes the learning experience, condensing it into the shortest possible increments.

     The Company initially intends to leverage its expertise in learning/education R&D, technology and product applications with synergistic ventures already established in the marketplace. Opportunities focused on the emerging learning and education market with established product (training content and courses) and distribution networks will initially be targeted. With the Company's technology and experience, learning ventures can differentiate themselves by offering a highly personal and more effective form of education and skill building never before possible.

Products and Services
---------------------

     The Internet of the future will serve as the primary mechanism for obtaining relevant information about individuals and, based on that information, offering a new level of highly personalized service. Those technologies that serve to enable this process will play an integral role in our lives. They will become in-extricable parts of our daily existence, helping us to perform our daily tasks, solve problems, raise our children, and grow as individuals. This form of service will be an observable component of what Bill Gates has referred to as "ubiquitous computing." Its technical name is "intelligent performance support", or "IPS". The IPS technology will follow us everywhere and into every imaginable situation, whether we are washing our car, or sending an astronaut into space.

     The Company believes that it can play a key role in this evolution. Computer software featuring intelligent, highly adaptive, user interfaces will need to be developed. The software will serve to link those who offer specialized information and services to those who need it, taking into consideration the specific context and environment in which the service is offered. It will essentially bring a "thinking" capability to the average person, looking out for the person's well-being, needs, and interests on a proactive basis. It will learn more about the person with each new interaction; thereby increasing it's ability to offer ever-improving service.

     In the future, IPS will be a vital component of our daily lives. It will place an unlimited number of "virtual experts" at the fingertips of the average person, empowering the individual and bringing solutions to life's issues and problems instantaneously. It will lead to an improved quality of life for everyone; IPS will effectively improve each person's involvement and control within the context of any given situation, thereby enabling them to gain greater control over their lives.

Forms of IPS that the Company intends to deliver are:

     *  Teach/train people how to perform tasks and solve problems;
     *  Provide contextual (just-in-time) strategic information;
     * Serve as an intelligent reference source for people to compare their actions against;
     *  Intelligently manage projects and oversee time-consuming activities;
        and
     * Serve as a proxy for those who cannot be at a distant event, acting on the person's behalf.

     The Company has already developed and is prepared to market its first IPS component, Smart One, which is tailored to the learning/education market. The Smart One technology was successfully applied in the Company's first product, Around the Web in 80 Minutes. Marketing and Distribution

     IPS technology is an emerging and rapidly growing market where targeted, highly personal context-specific product and service offerings will become prevalent with support from the next-generation Internet. As a new class of Internet-native applications, IPS promises to help change how we live our lives, helping us to perform tasks, solve problems, raise our children, and grow as individuals.

     IPS technology can play a key role by providing knowledgeable assistance where there is a need for specialized information, guidance or support, and delivering timely and relevant aid during life's daily activities and events. IPS could place an unlimited number of "virtual experts" at the fingertips of the average person, thereby empowering the individual by offering convenient solutions to many issues and problems.

     Examples of household applications of the technology include having expert assistance available while making home and auto repairs, showing children how to play sports correctly, learning a second profession via the Internet, and making home improvements like landscaping and architectural redesign.

     Organizations may use IPS as a value-added component that enhances the way they teach people their jobs, offer various forms of on-the-job informational support, and assist in the management of projects and critical activities. Retailers and suppliers of products and services of all kinds may find IPS to be valuable for strengthening relationships with customers through enhanced services.

     Suppliers of products and services of all kinds will use the technology to assist their customers in achieving personal empowerment and enablement. The enhanced service IPS will allow them to provide will foster a stronger bond with their clientele, engendering increased trust and dependency. All of this will translate into enhanced customer loyalty and an improved bottom line.

Marketing Plan
--------------

     The Company intends to license its IPS technology in the form of (approximately five) unique performance modules, or components, each with a discrete and targeted functionality. Within each module, there will be sub-components whose nature will be governed by additional functionality requirements as well as the nature of the markets they will serve.

     If a client has an existing product or service that they wish to enhance (value-add) with IPS, the Company will mate the IPS technology to their offering on a consultative basis. Or, the Company will teach the client how to do the modifications. If a client needs a complete turnkey production effort in which a product or service is created from the ground up, the Company will outsource all production other than that involving IPS source code.

     The fee for licensing technology modules will vary for each module and application. Specific licensing fees have not been determined. The Company will bill all consultative services on a time and materials basis.

     The Company will maintain all IPS code as part of the licensing arrangement. Maintenance of unique IPS interfaces developed for a client's product or service will be billed on a time and material basis.

     The Company will issue periodic updates and enhancements to the IPS software as part of the standard licensing agreement.

Specific IPS markets that the Company intends to pursue are:

     *  Retail goods and services
     *  Internet goods and services
     *  Corporate intranet services
     *  Wireless (PDA; cell phone) connectivity services
     *  Broadband broadcast services
     *  Wearable computers and other advanced technologies

     The Company will first focus on leveraging its IPS expertise in education/training (i.e., using its Smart One learning technology) to serve these markets. The primary marketing focus will be educational service providers such as school systems, distance learning companies, universities, local and international government agencies, large corporations, and internationally branded entities such as The Learning Channel, Discover Network, National Geographic, and The Smithsonian. The Company's Smart One IPS technology will be an effective tool that these providers can use to enhance their online relationship with their constituents. In addition to providers, the Company will also market its services to suppliers such as companies offering products or services relevant to the educational experience, training equipment companies, and educational service companies. Suppliers will be interested in Smart One IPS because of the direct-to-consumer channel that can be provided. The Smart One IPS technology will provide the opportunity for learners to link directly with suppliers of goods and services for which the learner has a specifically identified need.

     In addition to licensing the Smart One IPS technology, the Company intends to take advantage of the fact that it already has a viable and highly regarded retail product, Around the Web in 80 Minutes, that can be a viable near-term source of revenue. While the market in America for learning how to navigate the Internet is maturing, the international market is a viable revenue opportunity. In this regard, the Company intends to negotiate a profitable arrangement with existing entities currently engaged in marketing software internationally.

Recent Developments
-------------------

     The Company recently announced that it has begun developing an architectural framework critical to future Intelligent Performance Support (IPS) products and services. The first phase of the IPS project will be called LIAISE for "Linked AI Support Expert". LIAISE will enable companies to incorporate the Company's intelligent technology, including Smart OneSM, into their products and services. LIAISE will make IPS technology more accessible and practical for the Company's customers to use in their applications. The Company believes that LIAISE is the best way to help it meet both its near and long-term objectives. LIAISE will stress cross-platform, Internet, and general interoperability based on emerging XML-based technologies such as the Simple Object Access Protocol
(SOAP), Web Services Definition Language (WSDL) and Microsoft's .Net."

Strategic Alliances
-------------------

     The Company will continue to seek high-profile, interrelated companies as strategic business partners when it is deemed beneficial in its efforts to enter new markets or territories.

Competitive Business Conditions
-------------------------------

     Management is not aware of competitors focusing on the licensure of intelligent performance support for the learning/education market. However, the market for learning services and products is relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of learning sites on the Internet competing for users' attention has proliferated with no substantial barriers to entry. In the sense that the clients it intends to serve could develop their own form of IPS to enhance their service offering, the Company competes, directly and indirectly, with the following categories of companies: (i) online distance learning services or Web sites targeted to the education industry generally, (ii) publishers and distributors of traditional educational media, including those targeted to educational professionals, many of which have established or may establish Web sites; (iii) general purpose consumer online services which provide access to education-related content and services; (iv) public sector and non-profit Web sites that provide educational information without advertising or commercial sponsorships; and (v) vendors of educational information, products and services distributed through retail and other means, including direct sales, mail and fax messaging.

Employees
---------

     As of October 31, 2002, the Company has one employee, Mr. Gary Kimmons. No union or any other form of collective bargaining unit represents any employee. All employees are subject to employment agreements with the Company. The Company believes its relations with its employees are excellent. The Company's success will depend in large part upon its ability to retain its current employee and secure additional employees.

Need for Government Approval
----------------------------

     With the exception of the requirement that the Company and its subsidiaries be registered or qualified to do business in the States and foreign countries in which they will be doing business, the software products developed and sold by the Company are not subject to approval of any government regulation.

Environmental Regulations
-------------------------

     The Company does not plan to manufacture the products that are derived from the application and use of its technology. The Company does not believe that it is affected by any rules, which have been enacted or adopted regulating the discharge of material into the environment. However, environmental laws, rules and regulations may have an adverse effect on any business venture viewed by the Company as an attractive acquisition, reorganization or merger candidate, and these factors may further limit the number of potential candidates available to the Company for acquisition, reorganization or merger.

Properties
----------

     Gary F. Kimmons, the President of the Company is currently providing an office for the Company's use, free of change, until such time as the Company has secured sufficient capital to lease more permanent office space.

Dividends
---------

     The Company has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its securities.

                                   TECHNOLOGY

Adaptive Dynamic Interfacing
----------------------------

     Users seeking help or information interact with software applying expert systems, speech recognition, and avatar technologies to offer real-time, contextual "human" assistance.

Smart OneSM Learning Technology
-------------------------------

     Smart One is an advanced learning technology emulating a superlative human teacher by determining how a student learns best, what s/he knows, and what s/he can do, thereby creating a relevant, personal experience. The student is taught only that which s/he needs to learn and is offered unlimited learning support until mastery is achieved.

     The Company's Smart One technology delivers state-of-the-art training through a computer-based training system that utilizes multimedia technology, artificial intelligence, an adaptive dynamic interface, and advanced training methodologies. The basic functions are:

     a. Providing individual users with interactive training and skills support for a wide variety of products and services.
     b. Using adaptive "intelligent" learning by tailoring the training modules to what each user knows and adjusting to the way each user learns. The Company's proprietary Adaptive Dynamic Interfacing technology is used for this function.
     c. Recognizing the user's approach to learning and, when in doubt, asking for the user's preferences.

     Smart One is advanced intelligent training deployment software based on specifications determined by management and developed for the Company in conjunction with AT&T Global Information Solutions ("AT&T GIS"). The goal is to provide individual users with interactive training and skills support for a wide variety of products and services. Smart One is capable of real-time adaptation and customization of training to the individual, and as a template or engine, is ready for any content to be added to suit the customer's need. Smart One's multimedia-based training selectively adjusts to the needs of each individual being trained. As such, a multimedia-enabled computer emerges as a highly personal and sophisticated "learning assistant."

     The training process includes both an initial assessment as well as a skill-building phase. In the assessment phase, the computer assesses the unique knowledge and skill level (i.e., strengths and deficiencies) of the individual. Based on this assessment, the computer formulates a totally unique and personalized learning experience for the individual on a real-time basis. Strengths are acknowledged and skill and knowledge deficiencies are resolved, with the computer-based intelligent tutoring system tailoring the experience as the individual proceeds. All of the individual's decisions and actions are recorded so that a complete picture of the person's skills and knowledge can be demonstrated.

     Smart One is capable of tailoring the training modules to what each student knows and can learn. The technology is able to compare the student's performance to "expert" performance and adapts itself accordingly. It also recognizes the student's approach to learning, and when in doubt, asks for the student's preferences. Smart One then uses this information to allow users to learn at their own pace and style. Smart One provides the right amount of support at the right time by monitoring user performance, user interaction history, and current task constraints. It is able to modify the level of support accordingly, giving the less skilled user prompts and menus that are not provided to the more experienced user. The user learns actively by making choices, and the system responds with a full and varied array of graphics, animation, video, sound effects, and touch interaction that reinforces correct performance and remedies incorrect performance.

Carnot
------

     Network software technology using advanced semantic "agents" to provide context-relevant support for system users. The agents have the capability of acting as the emissary of the user, performing remote functions and duties on his/her behalf and collaborating, making conceptual inferences and allocating responsibilities.

Smart EnterpriseSM
------------------

     Advanced software allowing the user to monitor and run an enterprise from a single "cockpit". The software offers multidimensional viewing of key attributes of the enterprise, allowing the user to assess performance and make strategic decisions for improving efficiency.

                             CERTAIN BUSINESS RISKS

     The risks and uncertainties described below are not the only ones facing the Company and there may be additional risks that are not presently known or are currently deemed immaterial. All of these risks may impair business operations.

     The Company's present and proposed business operations will be highly speculative and subject to the same types of risks inherent in any new or unproven venture, as well as risk factors particular to the industries in which it will operate, and will include, among other things, those types of risk factors outlined below.

Unknown Liabilities
-------------------

     The Company's financial statements have not been audited or reviewed since December 31, 1998. The Company has retained a new independent accountant who is in the early stages of its review and testing of the Company's financial statements. Accordingly, the exact amount and nature of the Company's outstanding liabilities as of the date of this filing are currently unknown. It is entirely possible among these are some liabilities that are unknown at this time to the Officers, Directors and Management of the Company. There is no way to ascertain with a degree of certainty what the total amounts of liabilities of the Company are as of the date of this filing. All of the numbers representing liabilities in this filing are based solely on items that are known to the Company, and thus may be understated.

Estimated Number of Options and Warrants Outstanding
----------------------------------------------------

     The Company has outstanding options and warrants for its common stock. The numbers represented in this filing are a conservative and best estimate of the outstanding options and warrants. As of the date of this filing management believes that there are outstanding options and/or warrants to purchase an estimated total of 864,083 post-reverse split adjusted shares.

Risk that the Company's Common Stock may be deemed a "Penny Stock"
------------------------------------------------------------------

     The Company's common stock may be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 of the Exchange Act of 1934. Penny stocks are stocks
(i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets of less than US$2,000,000 (if the issuer has been in continuous operation for at least three years) or US$5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than US$6,000,000 for the last three years.

     A principal exclusion from the definition of a penny stock is an equity security that has a price of five dollars ($5.00) of more, excluding any broker or dealer commissions, markups or markdowns. As of the date of this report the Company's common stock has a price less than $5.00.

     If the Company's Common Stock is at any time deemed a penny stock, section 15(g) and Rule 3a51-1 of the Exchange Act of 1934 would require broker-dealers dealing in the Company's Common Stock to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Moreover, Rule 15g-9 of the Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

Competition
-----------

     There are several corporations, firms and individuals engaged in the type of business activities in which the Company is presently engaged. Many of those entities are more experienced and possess substantially greater financial wherewithal, and technical and personnel resources than the Company or its subsidiaries. Some of the Company's competitors have longer operating histories. In addition, certain of the Company's competitors offer a wider range of products than the Company, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Certain of the Company's competitors also have greater name recognition and larger customer bases that could be leveraged, thereby making it difficult for the Company to gain market share. Such competitors could conduct more extensive promotional activities and offer better terms and lower prices to customers than the Company can.

     In certain instances, the Company is competing with such organizations for the same customers. In addition, competition among software developers exists for experienced technical and other personnel. There can be no assurance that the Company will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on the Company's business, financial condition and operating results. While the Company hopes to be competitive with other companies, there can be no assurance that such will be the case.

Volatile and Limited Market for Common Stock
--------------------------------------------

     The Company's common stock is currently quoted on the "Pink Sheets" under the symbol "GKIG." The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real time. OTC, or "Over The Counter," securities are issued by companies that either choose not to, or are unable to, meet the standards for listing on the NASDAQ or a national stock exchange. OTC equity securities can be quoted on the Pink Sheets Electronic Quotation Service, or, if the companies meet the SEC reporting requirements and eligibility requirements established by the NASD, such equity securities may be quoted on the NASD OTC Bulletin Board Service.

     The market price of the Company's Common Stock has been and is likely to continue to be highly volatile and subject to wide fluctuations due to various factors, many of which may be beyond the Company's control, including: quarterly variations in operating results; announcements of technological innovations or new software, services or products by the Company or its competitors; and changes in financial estimates and recommendations by securities analysts. In addition, there have been large price and volume fluctuations in the stock market, which have affected the market prices of securities of many technology and services companies, often unrelated to the operating performance of such companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. In the past, volatility in the market price of a company's securities has often led to securities class action litigation. Such litigation could result in substantial costs and diversion of the Company's attention and resources, which could have a material adverse effect on the Company's business, financial condition and operating results.

Dependence on Key Employees and Need for Additional Management and Personnel
----------------------------------------------------------------------------

     Historically, the Company has been heavily dependent on the ability of Gary
F. Kimmons who has contributed essential technical and management experience. The loss of Mr. Kimmons's services would have a material adverse effect on the Company's business. The Company does not maintain key-man life insurance on Mr. Kimmons; however, Mr. Kimmons's interests are closely aligned with those of the Company due to his large ownership interest in the Company. There can be no assurance that it will be able to employ qualified persons on acceptable terms to replace Mr. Kimmons should he become unavailable.

     In the event of future growth in administration, marketing, manufacturing and customer support functions, the Company may have to increase the depth and experience of its management team by adding new members. The Company's success will depend to a large degree upon the active participation of its key officers and employees, as well as, the continued service of its key technology and management personnel and its ability to identify, hire and retain additional qualified personnel, particularly those in the field of computer programming. There can be no assurance that the Company will be able to recruit such qualified personnel to enable it to conduct its proposed business successfully.

Unascertainable Risks Associated with Potential Future Acquired Businesses
--------------------------------------------------------------------------

     To the extent that the Company may acquire a business in a highly risky industry, the Company will become subject to those risks. Similarly, if the Company acquires a financially unstable business or a business that is in the early stages of development, the Company will become subject to the numerous risks to which such businesses are subject. Although management intends to consider the risks inherent in any industry and business in which it may become involved, there can be no assurance that it will correctly assess such risks.

Risks Associated with Acquisitions and Strategic Relationships
--------------------------------------------------------------

     The Company may acquire other companies or technologies and regularly evaluates such opportunities. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention from other business concerns, amortization of acquired intangible assets; and potential loss of key employees of acquired companies. The Company has limited experience in assimilating acquired organizations into our operations.

     No assurance can be given as to the Company's ability to integrate successfully any operations, personnel, services or products that might be acquired in the future. Failure to successfully assimilate acquired organizations could have a material adverse effect on the Company's business, financial condition and operating results. The Company has established a number of strategic relationships with online and Internet service providers and software and information service providers. Additionally, there can be no assurance that any such relationships will be maintained, or that if they are maintained, they will be successful or profitable. The Company may not develop any new such relationships in the future.

     Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast. The Company believes that period-to-period comparisons of the Company's operating results will not necessarily be meaningful and they should not be relied on as any indication of future performance. The Company's future quarterly operating results may not consistently meet the expectations of securities analysts or investors, which in turn may have an adverse effect on the market price of the Company's Common Stock. Additionally, to the extent that the Company may acquire a business in a highly risky industry, the Company will become subject to those risks.

Conflicts of Interest; Related Party Transactions
-------------------------------------------------

     The possibility exists that the Company may acquire or merge with a business or company in which the Company's executive officers, directors, beneficial owners or their affiliates may have an ownership interest. Although there is no formal bylaw, stockholder resolution or agreement authorizing any such transaction, corporate policy does not forbid it and such a transaction may occur if management deems it to be in the best interests of the Company and its stockholders, after consideration of all factors. A transaction of this nature would present a conflict of interest to those parties with a managerial position and/or an ownership interest in both the Company and the acquired entity, and may compromise management's fiduciary duties to the Company's stockholders. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated. Furthermore, because management and/or beneficial owners of the Company's common stock may be eligible for finder's fees or other compensation related to potential acquisitions by the Company, such compensation may become a factor in negotiations regarding such potential acquisitions. It is the Company's intention that all future transactions be entered into on such terms as if negotiated at arms length, unless the Company is able to receive more favorable terms from a related party.

Risks Associated with Significant Fluctuations in Quarterly Operating Results
-----------------------------------------------------------------------------

     The Company expects to experience large fluctuations in future quarterly operating results that may be caused by many factors, including the timing of introductions or enhancements to its software products by the Company or its competitors; market acceptance of such newly introduced or upgraded products; the pace of development of the market for the Company's software products; changes in strategy; the success of or costs associated with acquisitions, joint ventures or other strategic relationships; changes in key personnel; seasonal trends; changes in the level of operating expenses to support projected growth; and general economic conditions.

Risks Associated with Management of a Changing Business
-------------------------------------------------------

     The Company expects operating expenses and staffing levels to increase substantially in the future. In particular, the Company intends to hire a significant number of additional skilled personnel, including persons with experience in software development, marketing and sales. Competition for such personnel is intense, and there can be no assurance that the Company will be able to find or keep additional suitable persons in the future. The Company expects that future expansion will continue to challenge the Company's ability to successfully hire and retain associates.

     If the Company's revenues do not keep up with operating expenses, the Company's production and release of new and upgraded products do not meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company fails to manage the Company's expansion effectively, there could be a material adverse effect on the Company's business, financial condition and operating results. The rapid growth in the use and demand for the Company's software products may strain the Company's ability to adequately expand.

Risks Associated with Delays in Introduction of New Services and Products
-------------------------------------------------------------------------

     The Company's future success depends in part on the Company's ability to develop and enhance the Company's software products. There are significant technical risks in the development of new products or enhanced versions of existing products. There can be no assurance that the Company will be successful in achieving any of the following: effectively using new technologies; adapting the Company's products to emerging industry standards; developing, introducing and marketing product enhancements; or developing, introducing and marketing new products. The Company may also experience difficulties that could delay or prevent the development, introduction or marketing of these products. Additionally, these new products may not adequately meet the requirements of the marketplace or achieve market acceptance. If the Company is unable to develop and introduce enhanced or new products quickly enough to respond to market or customer requirements, or if they do not achieve market acceptance, the Company's business, financial condition and operating results will be materially adversely affected.

Risks Associated with Dependence on Intellectual Property Rights
----------------------------------------------------------------

     The Company does not presently hold any patents, but does hold a registered copyright for the mark "Smart One." The Company intends to seek additional copyright and trademark protection of its trade names and products. The Company's success and ability to compete are dependant to a degree on the Company's name and product recognition. Accordingly, the Company will primarily rely on copyright, trade secret and trademark law to protect its product and brand names of products or under which the Company conducts its business. Effective trademark protection may not be available for the Company's trademarks. There can be no assurance that the Company will be able to secure significant protection for the Company's trademarks.

     The Company's competitors or others may adopt product or service names similar to the Company's, thereby impeding the Company's ability to build brand identity and possibly leading to customer confusion. The Company's inability to adequately protect its product, brand, trade names and trademarks would have a material adverse effect on the Company's business, financial condition and operating results. Despite any precautions the Company takes, a third party may be able to copy or otherwise obtain and use the Company's software or other proprietary information without authorization or to develop similar software independently.

     Policing unauthorized use of the Company's technology is made especially difficult by the global nature of the Internet and the difficulty in controlling the ultimate destination or security of software or other data. The laws of other countries may afford the Company little or no effective protection for the Company's intellectual property.

     There can be no assurance that the steps the Company takes will prevent misappropriation of the Company's technology or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights; protect the Company's trade secrets; determine the validity and scope of the proprietary rights of others; or defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the Company's business, financial condition and operating results.

Risks Associated with Infringement
----------------------------------

     The Company may in the future receive notices of claims of infringement on other parties' proprietary rights. There can be no assurance that claims for infringement or invalidity (or any indemnification claims based on such claims) will not be asserted or prosecuted against the Company. Any such claims, with or without merit, could be time consuming and costly to defend or litigate, divert the Company's attention and resources or require the Company to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on the Company's business, financial condition and operating results.

Risks Associated with Entering New Markets
------------------------------------------

     One element of the Company's strategy is to leverage the Company's brand names of products hat the Company provides. No assurance can be given that the Company will be able to compete successfully in any such new markets. There can be no assurance that the Company's marketing efforts or the Company's pursuit of any new opportunities will be successful. If the Company's efforts are not successful, the Company could realize less than expected earnings, which in turn could result in a decrease in the market value of the Company's Common Stock. Furthermore, such efforts may divert management attention or inefficiently utilize the Company's resources.

Substantial Doubt that the Company Can Continue as a Going Concern
------------------------------------------------------------------

     The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its product and expanding its product line and obtaining additional financing through stock offerings or other feasible financing alternatives. In order for the Company to continue its operations at its existing levels, the Company will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings. Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The ability of the Company to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern.

New and Uncertain Markets and Technology; Unproven Market Acceptance
--------------------------------------------------------------------

     Factors that may adversely affect the Company's operating results include, but are not limited to, the Company's ability to attract consumers/users at a steady rate and maintain consumer/user satisfaction, the Company's ability to maintain or increase sales productivity, the introduction of new or enhanced sites and services, the amount of expenditures for online advertising by businesses, the level of use of online services and consumer acceptance of the Internet for services such as those the Company offers, the Company's ability to upgrade and develop its systems and the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business and infrastructure and general economic conditions. The markets for the Company's products and services have only recently begun to develop, are rapidly changing and are characterized by low barriers to entry. There can be no assurance that the markets for the Company's products and services will develop at the pace anticipated and even if the market emerges that it will become economically sustainable. Additionally, it is becoming increasingly important that strategic relationships with larger, more financially sound, and well-known entities be entered into to obtain exposure to a large number of users, sponsors and advertisers. There is no assurance that these strategic relationships can be developed and agreements entered into.

Future Capital Needs; Uncertainty of Additional Funding
-------------------------------------------------------

     No assurance can be given that the Company will be able to conduct its marketing and product development programs as planned, or that changes in the Company's marketing and product development plans or other changes affecting the Company's operating expenses will not result in the expenditure of such proceeds before such time. Contingencies may arise that require the Company to obtain additional funding before that time. The Company's future capital requirements will depend on many factors, including continued product development programs, the magnitude of these programs, the time and expense involved in obtaining new customers, competing technological and market developments, the establishment of additional collaborative arrangements, the costs involved in filing and prosecuting and enforcing copyright and trademark claims, establishing marketing programs and conducting commercialization activities and arrangements for new products and services.

Substantial Future Sales of Stock; Dilution
-------------------------------------------

     There may be substantial sales of the Company stock, common or preferred. Sales of substantial amounts of stock could have a material dilutive effect on shareholders. Additionally, it may be necessary to offer warrants or options to obtain strategic relationships or to raise additional capital. All of these issuances will dilute the holdings of existing shareholders thereby reducing such holder's percentage ownership.

No Dividends
------------

     The Company anticipates that it will use any funds available to finance its growth and that it will not pay cash dividends to stockholders in the foreseeable future.

Risk of Technical Obsolescence
------------------------------

     The Company operates in an ever-evolving field. Developments are expected to continue at a rapid pace in the industry in general. Competition from other producers, large companies, joint ventures, research and academic institutions and others is intense and expected to increase. Many of these companies and institutions have substantially greater capital resources, research and development staffs and facilities than the Company, and many have substantially greater experience in conducting testing, manufacturing and marketing of products. These entities represent significant long-term competition for the Company. There can be no assurance that developments by others will not render the Company's technologies and future products obsolete or noncompetitive. In addition, the Company's competitors might succeed in developing technologies and products that are more effective than those that are being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive. See "Business - Competitive Business Conditions."

Decreasing Prices for Software
------------------------------

     In the last few years the average price for some categories of software have fallen tremendously. If this trend should affect software that licenses the Company's technology the traditionally high margins will be eroded which will be passed on to the Company in the form of lower revenues. There can be no guarantee that the price of the software utilizing the Company's technology will not decline over the short-term future. Further, competition may cause the Company or those who utilize its technologies to lower prices in the future. It is difficult to raise prices in the industry even if internal costs increase.

Technology Changes in the Software Industry are Rapid
-----------------------------------------------------

     In the past few years software has been produced on different media and in a matter of a few short years the industry has seen its software go from floppy disk to CD-ROM to being offered online. It cannot be known if the Company will be able to rapidly and effectively make the necessary adjustment with its business practices to keep pace and stay competitive in the marketplace.

Limited Current Sales and Marketing Capability
----------------------------------------------

     The Company has limited experience in sales, marketing and distribution. To market its products, the Company must both hire and retain the necessary personnel to distribute and market the product or enter into collaborative arrangement or distribution agreements with third parties who will market such products or develop its own marketing and sales force with technical expertise and supporting distribution capability. There can be no assurance that the

Company will be able to hire or retain the personnel with sufficient experience and knowledge to distribute and market its products or be able to enter into collaborative or distribution arrangements or develop its own sales force, or that such sales and marketing efforts, including the efforts of the companies with which the Company will enter into agreements will be successful.

No Guarantee of Continued Listing on Pink Sheets
------------------------------------------------

     There is no guarantee that the Company's common stock will continue to be listed on the pink sheets or on any other published medium including but not limited to the OTC Bulletin Board or any publication by the National Quotation Bureau, Incorporated or any by similar successor organizations, or by any member firm of the New York Stock Exchange, or other American Exchange, NASDAQ, or NASD related entity.

History of Losses; Uncertainty of Future Profitability
------------------------------------------------------

     As of December 31, 2001, the Company had accumulated significant net losses. The development of the Company's products will require the commitment of substantial resources to increase its advertising, marketing and distribution of its existing products and to complete the testing manufacturing, marketing and distribution of said new products. These expenditures are expected to result in substantial and increasing losses over the next six months. There can be no assurance that the Company will not incur substantial and continuing net losses beyond the next six months or that the Company will ever reach profitability. Furthermore, there can be no assurance the Company's products will meet the expectations and effectiveness required to be competitive in the market place, that the Company will enter into arrangements for product development and commercialization, successfully market its software products, or achieve customer acceptance.

                                RECENT AGREEMENTS

Debt Resolution and Conversion Agreement with High Altitude, Inc.
----------------------------------------------------------------

     On November 10, 1999, GK Intelligent Systems (the "Company") and High Altitude, Inc. ("High Altitude") reached an agreement with regard to an outstanding debt of four hundred ninety nine thousand three hundred and thirty two dollars ($499,332) in fees, commissions, third-party billings and out of pocket expenses. The agreement the parties entered into provided the Company an additional thirty (30) days in which to raise the monies owed to High Altitude. At the end of that thirty day period if the debt was not brought current, High Altitude could elect to take payment for the monies owed in the form of three million seven hundred and fifty thousand (3,750,000) shares of the Company's unregistered and restricted common stock. On December 10, 1999, the debt had not been paid and High Altitude gave said notice of conversion of debt to stock to the Company. The shares were converted on December 10, 1999, but inadvertently not issued until 2002.

Consulting Agreement with Berkshire Capital Management Co., Inc.
---------------------------------------------------------------

     On April 24, 2001, GK Intelligent Systems and Berkshire Capital Management Co., Inc. ("Berkshire Capital") entered into a Consulting Agreement. Under the terms of the Agreement, Berkshire Capital was to provide assistance in the development of the corporate strategy and recommend an effective growth strategy. This includes mentoring and assistance in forming the structure of the functional components of the Company as well as providing technical guidance in the establishing of business alliances and relationships. Further, Berkshire Capital would aid in the acquisition of administrative personnel for the

Company. In consideration for their efforts the Company was to issue one million (1,000,000) unregistered and restricted shares of its common stock on the effective date, these shares were fully earned and non-cancelable at time of issuance. Under the terms of the Agreement, Berkshire Capital will be entitled to receive additional shares, pro rata in the event of a reverse stock split within three (3) years from the effective date. The amount of pro rata shares to be issued will be proportional to the shares exchanged in the reverse stock split. The shares earned under this agreement have been approved and issued as of the date of this filing.

Consulting and Finder's Fee Agreement with the Herman Group, L.P.
----------------------------------------------------------------

     On May 29, 2001, GK Intelligent Systems and the Herman Group, L.P. entered into a Consulting and Finder's Fee Agreement under which the Herman Group would
(a) provide services in connection with the clean-up, strategic planning and development of the Company, and (b) obtain investors, underwriters, lenders and/or guarantors to provide financing, negotiate and pre-package creditors and identify a buyer to acquire the assets or capital stock of the Company. In consideration for these services the Company was to pay thirty thousand dollars ($30,000) per month for a six (6) month period. Additionally, the Herman Group was to receive a ten percent (10%) cash fee of any financing or consideration if financing or an acquisition was consummated during the term of the Agreement or for a period within thirty-six (36) months after termination of this Agreement. This Agreement shall terminate thirty-six (36) months after the date of execution. As of the date of this filing, no work has been done for the Company on behalf of the Herman Group and no fees have been paid under this Agreement.

Promissory Note in Favor of Dick Meador
---------------------------------------

     On October 1, 2001, GK Intelligent Systems executed a promissory note in favor of Dick Meador the "Holder") that was due and payable on April 1, 2002 unless extended. The amount of the note was fifty thousand dollars ($50,000) at an annualized interest rate of eight percent (8%). This note was collateralized by one hundred thousand (100,000) shares of the unregistered and restricted common stock of the Company. At the holder's election on the due date, or for a period of up to six months thereafter, the holder could elect to accept payment of all the principal and interest in the form of the collateral. The Holder chose to accept the collateral as full payment of the note.

Engagement Letter with Petty International Development, Corp.
------------------------------------------------------------

     On March 6, 2002, GK Intelligent Systems and Petty International Development, Corp. entered into an Engagement Letter memorializing an Agreement under which Petty International will act as the Company's non-exclusive U.S. consulting, marketing, public offering, M & A agent, for the purpose of rendering financial advice and other such services. The engagement is effective as of April 5, 2001. In consideration for the services provided by Petty International the Company was to issue one million two hundred thousand (1,200,000) post reverse split shares of its unregistered and restricted stock. The term of this Agreement is for two years from the effective date. In the event that the Company determines not to proceed with any transaction after such has been accepted in writing, then there is a $50,000 dollar "break-up" fee, which is also payable in Company stock. As of the date of this filing, the Company has issued one million two hundred thousand unregistered and restricted common shares representing the consideration required under the Agreement.

Consulting Agreement with Ron Sparkman
--------------------------------------

     On March 7, 2002, the Company and Ron Sparkman ("Sparkman") entered into a Consulting Agreement. Under the terms of the Agreement Sparkman was to provide public relations and other advisory services; and in consideration for Sparkman's efforts the Company was to issue one million (1,000,000) post-reverse split adjusted shares of its unregistered and restricted common stock. The shares earned under this agreement have been approved and issued as of the date of this filing.

Consulting Agreement with Rockne J. Horvath
-------------------------------------------

     On March 7, 2002, the Company and Rockne J. Horvath entered into a Consulting Agreement. Under the terms of the Agreement the Company was to issue one hundred thousand (100,000) post-reverse split adjusted shares of its unregistered and restricted common stock in exchange for both past and future accounting services Mr. Horvath has provided and will provide to the Company.

Consulting Agreement with Stephen K. Carper
-------------------------------------------

     On March 15, 2002, GK Intelligent Systems and Stephen K. Carper ("Carper") entered into a Consulting Agreement. Under the terms of the Agreement Mr. Carper was to aid the Company in eliminating its outstanding debt and to establish a new corporate infrastructure, and in consideration for Mr. Carper's efforts the Company was to issue five hundred fifty thousand (550,000) post-reverse split adjusted shares of its unregistered and restricted common stock on the effective date.

Consulting Agreement with Renee H. Ethridge
-------------------------------------------

     On March 15, 2002, GK Intelligent Systems and Renee H. Ethridge ("Ethridge") entered into a Consulting Agreement. The terms of the Agreement set forth that Ethridge will act as an advisor to the Company with regard to the resurrection of the Company's operations in the domestic and international marketplace. Additionally, Ethridge was elected to the board of directors for the Company. As compensation for the services to be rendered under this Agreement and as a Director to the Company, the Company was to issue one hundred thousand (100,000) post-reverse split adjusted shares of its unregistered and restricted common stock. The term of this Agreement is for one hundred and twenty (120) days.

Agreement with Transfer Agent, American Register and Transfer, Co.
-----------------------------------------------------------------

     On March 15, 2002, GK Intelligent Systems entered into an Agreement to pay American Register and Transfer Company one hundred thousand (100,000) post-reverse split adjusted shares as consideration for professional services rendered.

Consulting Agreement with Technical Objectives, Inc.
---------------------------------------------------

     On March 18, 2002, GK Intelligent Systems and Technical Objectives, Inc. entered into a Consulting Agreement whereby Technical Objectives would design and develop software and advise and consult with the Company in its technical matters for a period of twelve (12) months. In exchange for its services the Company will pay Technical Objectives an hourly rate of one hundred fifty dollars ($150) per hour. Additionally as compensation, the Company was to issue two hundred thousand (200,000) post-reverse split adjusted shares of its common stock. As of the date of this filing, Technical Objectives has received the post reverse split shares in satisfaction of the securities portion of its compensation package.

Debt Resolution Agreement With Gary Kimmons
-------------------------------------------

     On March 20, 2002, GK Intelligent Systems and Gary F. Kimmons entered into a debt resolution Agreement whereby the Company agreed to issue seven million (7,000,000) post-reverse split adjusted shares of its unregistered and restricted common stock as payment in full for seven hundred thousand ($700,000) dollars of accrued unpaid salary through March 15, 2002 as specified under the terms and conditions of the Employment Agreement and its addendum, the Amended and Restated Employment Agreement, dated March 13, 1998 between the parties.

Interim Compensation Agreement with Gary F. Kimmons
---------------------------------------------------

     Also on March 20, 2002, the Company entered into an interim Compensation Agreement with Gary Kimmons for the period of time between March 15, 2002 and June 15, 2002. Under the terms of the Agreement the Company would issue Kimmons six hundred thousand (600,000) post-reverse split adjusted shares of the Company's unregistered and restricted common stock in exchange for cash as compensation in full for the above stated period.

Amended and Restated Consulting Agreement with Dick Meador
----------------------------------------------------------

     On March 20, 2002, GK Intelligent Systems and Dick Meador executed an amended and restated Consulting Agreement whereby Meador will receive two hundred fifty thousand (250,000) post-reverse split adjusted shares of unregistered and restricted common stock in exchange for his services as an advisor with regard to the resurrection of the Company's operations in the domestic and international marketplaces and for his services as a member of the Board of Directors. Thus far under this Agreement 175,000 post-reverse split adjusted shares have been issued for services up to the date of this filing.

Consulting Agreement with Gordon Jones
--------------------------------------

     On May 1, 2002 the Company entered into an Agreement with Gordon Jones for his assistance in preparing the Company's financial statements in exchange for stock. The terms of the agreement set Mr. Jones fee at one hundred and twenty dollars ($120) per hour to be paid in stock at a rate of ten cents ($0.10) per share. Any out of pocket expenses including travel are to be reimbursed in cash.

Marketing Agreement Between GK Intelligent Systems and BTH2, Inc.
----------------------------------------------------------------

     On June 1, 2002, GK Intelligent Systems entered into a Marketing Agreement with BTH2, Inc. The terms of the Agreement state that BTH2 is to provide its services as a marketing agency for the Company's products for a period of twelve
(12) months commencing June 1, 2002. In consideration for BTH2's efforts, the Company shall compensate BTH2 in the form of a non-refundable monthly retainer of twenty five thousand dollars ($25,000) per month, with the first payment starting sixty (60) days from the execution of the Agreement. Additionally as compensation, the Company issued five hundred thousand (500,000) post-reverse split adjusted shares of its unregistered and restricted common stock.

Promissory Note to BDO Seidman, LLP
-----------------------------------

     On June 12, 2002, GK Intelligent Systems executed a promissory note in favor of BDO Seidman, LLP in the principal amount of eighty five thousand dollars ($85,000) representing the unpaid balance for auditing services provided to the Company.

Consulting Agreement with Alan S. Litvak
----------------------------------------

     On September 13, 2002, GK Intelligent Systems and Alan S. Litvak ("Litvak") entered into a Consulting Agreement. The terms of the Agreement set forth that Litvak will assist in the identification and procurement of qualified accredited investors for the Company. As compensation for the services rendered under this Agreement the Company will pay a commission amounting to ten percent (10%) of the total dollars raised in the private placement. Payment to Litvak shall be made according to the following formula: fifty percent (50%) of the total amount shall be in cash and the remaining fifty percent (50%) shall be in the form of unregistered and restricted Common Stock of the Company.

Promissory Note to Gary Kimmons
-------------------------------

     On September 26, 2002, GK Intelligent Systems entered into a promissory note in favor of Gary Kimmons for the amount of one hundred seventy thousand, forty one and 42/100 dollars ($170,041.42) for expenses accrued on behalf of the Company paid by Mr. Kimmons from May 5, 1999 to the present. The terms of the note are six percent (6%) per annum simple interest and the note is due upon demand.

                                LEGAL PROCEEDINGS

PENDING CLAIMS, LAWSUITS OR THREATENED LITIGATION

Claim of The Hermann Group
--------------------------

     In May 2001, the Company entered into a Consulting and Finder's Fee Agreement with The Herman Group pursuant to which the Hermann Group was to provide services to the Company in connection with the clean-up, strategic planning, location and procurement of investors and financing for the company and identification of potential buyer's and/or merger candidates for the Company. Despite not having rendered any services to the Company, nor procuring any investment or identification of any buyer or strategic alliances, on May 14, 2002 the Company received a letter threatening a lawsuit for the Company's breach of contract and demanding payment of $180,000 as fees due under the contract for services performed by the Hermann Group. The Company believes The Hermann Group's claim is without merit as no services were provided and has responded to the demand letter.

OUTSTANDING JUDGMENTS, SETTLEMENTS AND LIENS

Texas Workforce Commission
--------------------------

     On February 10, 2000, the Texas Workforce Commission placed an administrative lien on the Company in the amount of $109,024.40. As of the date of this filing the Company has no evidence to show that this lien has been released.

Imperial Business Credit Inc. v. GK Intelligent Systems, Inc., et al.
---------------------------------------------------------------------

     On February 1, 2002, a default judgment was entered into record on behalf of Imperial Business Credit, Inc. for $23, 200.38 in case number IC770981 as filed in Superior Court of California, County of San Diego. As of the date of this filing this judgment is still outstanding.

Fidelity Leasing, Inc. v. GK Intelligent Systems, Inc., et al.
--------------------------------------------------------------

     On March 3, 2002, a judgment was filed with the clerk of the court in the matter of Fidelity Leasing, Inc. v. GK Intelligent Systems, Inc., et al., Docket Number 721,308-001. The judgment was in favor of the plaintiffs in the amount of $29,854.67 in damages, fees and costs. This amount is subject to interest at various rates.

Lyon Financial Services, Inc. v. GK Intelligent Systems, Inc., et al.
---------------------------------------------------------------------

     On June 14, 2002, an agreed judgment was entered into record in the County Civil Court of Harris County, Texas in the matter of case number 761933-001. It was ordered that GK Intelligent Systems, Inc. and Gary Kimmons, individually as guarantor, pay to the plaintiff the sum of $20,000 with interest at eight percent per annum from September 20, 2001 to the above date of judgment, as well as $1500 in attorney's fees. As of the date of this filing this judgment is still outstanding and accumulating interest at a rate of ten percent per annum from the above date of judgment.

SETTLED OR RESOLVED CLAIMS, LAWSUITS OR THREATENED LITIGATION

Griffin v. GK Intelligent Systems, Inc., et al.
-----------------------------------------------

     On October 10, 2002, the Company and its President, Gary F. Kimmons entered in a Settlement Agreement in the matter of Griffin v. GK Intelligent Systems, Inc., et al.; filed in the Texas District Court of Harris County, Texas, Houston Division, Cause H-98-3847 which was filed in 1998. In this action, the plaintiff alleged violations of the securities laws, common law fraud, conspiracy, negligence, and negligent misrepresentation and was seeking unspecified damages. The plaintiff also alleged that certain officers and/or directors may have engaged in insider trading. The case was removed to Federal Court because the causes of action that were asserted could only have been brought under federal law. The Plaintiff and the Defendants in this matter have each released each other from any and all claims or actions they may have, in law or equity, against each other. The parties have agreed that the terms of the Settlement agreement will be kept confidential.

U.S. Quest, Ltd. and Jacody Financial, Inc. v. Gary Kimmons and GK Intelligent Systems, Inc.
------------------------------------------------------------------------------

     The Company was an appellee in Cause No. 99-20361; U.S. Quest, Ltd. and Jacody Financial, Inc. v. Gary Kimmons and GK Intelligent Systems, Inc.; in the United States Court of Appeals for the Fifth Circuit. The lawsuit underlying that appeal was filed in January 1998 and alleged, among other things, that the Company was liable to the plaintiffs for violation of state and federal securities laws, breach of contract and quantum merit. The case arose out of services allegedly furnished by the plaintiffs to the Company, for which plaintiffs claim they did not receive compensation. The case was mediated without settlement in June 1998. In January 1999, Judge Lynn N. Hughes of the United States District Court for the Southern District of Texas granted a summary judgment in the Company's favor. The plaintiffs appealed the district court's summary judgment to the United States Court of Appeals for the Fifth Circuit. On September 13, 2000, the United States Court of Appeals for the Fifth Circuit affirmed the district court's granting of summary judgment in favor of the Company and Mr. Kimmons.

David Michael Sims v. GK Intelligent Systems, Inc.
--------------------------------------------------

     The Company was a defendant in Cause No. 98-35985; David Michael Sims v. GK Intelligent Systems, Inc. in the 189th Judicial District Court of Harris County, Texas. The lawsuit was filed in July 1998, and alleged the Company is liable to the plaintiff for breach of contract and fraudulent misrepresentation. The case arose out of services allegedly performed by the plaintiff for which he did not receive compensation. In October 2001, the parties reached a verbal settlement and thereafter on October 1, 2001, the case was dismissed by the Court for want of prosecution by the plaintiff.

Tina Alexander v. GK Intelligent Systems, Inc., Gary Kimmons, and Gerald Allen
------------------------------------------------------------------------------

     The company was a defendant in Civil Action No. H-00-4333, Tina Alexander
v. GK Intelligent Systems, Inc., Gary Kimmons, and Gerald Allen. The case was dismissed with prejudice following the reaching of a Settlement whose terms will remain confidential.

     With the exception of the legal proceedings, claims and threatened litigation set forth above, the Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

                     Recent Sales of Unregistered Securities

     On March 17, 2002, the Company authorized the issuance of 100,000 unregistered and restricted post-reverse split adjusted shares of Common Stock at a price of $0.005 per share, to Richard M. Day, as full satisfaction and payment for legal services provided by Mr. Day to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On March 18, 2002, the Company authorized the issuance of 100,000 unregistered and restricted post-reverse split adjusted shares of Common Stock at a price of $.001 per share, each to Dick Meador and Renee Ethridge, concurrently with the appointment and in consideration for their agreement to serve as directors of the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 1, 2002, the Company authorized the issuance of 100,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Dick Meador in full satisfaction of the $50,000 promissory note due and payable by the Company to Mr. Meador. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 5, 2002, the Company authorized the issuance of 75,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to J.L. Commodities Company, as full compensation and satisfaction for the prior legal services provided by Arne Ray, to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 24, 2002, the Company authorized the issuance of 250,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Ron Sparkman pursuant to the terms of that Consulting Agreement dated March 7, 2001, under which Mr. Sparkman is to provide consultative services to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 24, 2002, the Company authorized the issuance of 550,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Stephen Carper pursuant to the terms of that Consulting Agreement dated March 15, 2001, under which Mr. Carper was to assist the Company in eliminating its outstanding debt and to establish a new corporate infrastructure to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 24, 2002, the Company authorized the issuance of 100,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Rockne J. Horvath pursuant to the terms of that Consulting Agreement dated March 7, 2001, under which Mr. Horvath is to provide past and future accounting services to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 24, 2002, the Company authorized the issuance of 200,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Technical Objectives pursuant to the terms of that Consulting Agreement dated March 18, 2001, under which Technical Objectives is to provide technical assistance to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 24, 2002, the Company authorized the issuance of 1,020,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Petty International Development Corporation, in consideration of executive advisory, international sales and marketing, and acquisition services provided to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On April 26, 2002, the Company authorized the issuance of 3,750,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to High Altitude pursuant to the exercise of conversion rights executed by High Altitude on December 10, 1999, under which High Altitude elected to accept said shares as full payment of $499,332 due and owing by the Company. No underwriters were used. The conversion occurred on December 10, 1999, but the shares were inadvertently not issued until 2002.

     On September 25, 2002, the Company authorized the issuance of 75,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Dick Meador pursuant to the terms of that Consulting Agreement dated March 20, 2002. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 600,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Gary F. Kimmons, as compensation pursuant to that Interim Compensation Agreement, in lieu of cash payment of $60,000, for the period March 15, 2002 through June 15, 2002. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 7,000,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Gary F. Kimmons, as payment and full satisfaction of the accrued and unpaid salary of $700,000 due and owing to Mr. Kimmons pursuant to the terms of the Amended and Restated Employment Agreement dated March 13, 1988. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 500,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to BTH2 Inc. pursuant to the terms of that Marketing Agreement dated June 1, 2002. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 180,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Petty International Development Corp. in consideration of executive advisory, international sales and marketing, and acquisition services provided to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 750,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Ron Sparkman pursuant to the terms of that Consulting Agreement dated March 7, 2001, under which Mr. Sparkman is to provide consultative services to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On September 25, 2002, the Company authorized the issuance of 1,000,000 unregistered and restricted post-reverse split adjusted shares of Common Stock to Berkshire Capital Management Co., Inc. pursuant to the terms of that Consulting Agreement dated April 24, 2002 under which Berkshire is to provide consultative services to the Company. No underwriters were used. The securities were issued pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

     On October 18, 2002, the Company authorized the issuance of 3,000 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to the Burkhart Group, in the amount of $6,000.

     On October 18, 2002, the Company authorized the issuance of 3,685 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Digital Video Arts, in the amount of $7,368.13.

     On October 18, 2002, the Company authorized the issuance of 2,503 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to the Dunwoody Park Partners, Inc. in the amount of $5,004.83.

     On October 18, 2002, the Company authorized the issuance of 152 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Freight Services Express, in the amount of $302.83.

     On October 18, 2002, the Company authorized the issuance of 295 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to IGI Employee Screening, in the amount of $588.88.

     On October 18, 2002, the Company authorized the issuance of 531 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Inkspot Printing, in the amount of $1,061.05.

     On October 18, 2002, the Company authorized the issuance of 794 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to the Lease Acceptance Corp., in the amount of $1,587.28.

     On October 18, 2002, the Company authorized the issuance of 20,000 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Meyer, Knight & Williams, in the amount of $20,480.18.

     On October 18, 2002, the Company authorized the issuance of 192 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Private Mini Storage, in the amount of $382.50.

     On October 18, 2002, the Company authorized the issuance of 11,323 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Smyser Kaplan & Veselka, in the amount of $22,645.30.

     On October 18, 2002, the Company authorized the issuance of 2,478 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to the Exhibit Store, in the amount of $4,954.61.

     On October 18, 2002, the Company authorized the issuance of 108 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to McCoy, Inc. dba The Office Furniture Store, in the amount of $215.42.

     On October 18, 2002, the Company authorized the issuance of 879 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to TLC Office Systems, in the amount of $1,758.

     On October 18, 2002, the Company authorized the issuance of 1,040 unregistered and restricted post-reverse split adjusted shares of Common Stock as full and complete satisfaction of the debt owing by the Company to Wordcraft Communications, in the amount of $2,080.

Financial Statements and Supplementary Data
-------------------------------------------

     The Company is currently undertaking the review and audit of its financial statements for the years 1999, 2000 and 2001 and will file all past annual, quarterly and period reports as such review and audit for the relative periods are completed.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         Identity of Directors and Executive Officers.


         Name                               Age      Position
         ----------------------------------------------------------------------------------------------------------

         Gary F. Kimmons                    52       Chairman of the Board;
                                                     President and Chief Executive Officer

         Dick Meador                        53       Director

         Kathryn Kimmons                    49       Secretary

     GARY F. KIMMONS, age 52, has served as chairman of the board of the Company from 1993 until April of 1998. Mr. Kimmons again assumed the role of chairman for the Company in August of 1998. Mr. Kimmons has also served as President and Chief Executive Officer of the Company from 1993 through October 31, 2002. Mr. Kimmons has extensive experience in the design, development and implementation of business management and technical training systems. Mr. Kimmons received a bachelor of science degree in psychology, anthropology, and behavioral science from Rice University in 1973 and a masters degree in applied industrial psychology and management science from Stevens Institute of Technology in 1975.

     DICK MEADOR, age 53, currently serves as Director of Operations for Whataburger, Inc., a large regional service provider in the food and beverage industry. Mr. Meador has been an employee there for 16 years, during which time he has distinguished himself as a top performer. Mr. Meador brings to the Board significant expertise in the management of corporate operations. Prior to his tenure with Whataburger, Inc., Meador worked with several other large food service providers in a similar capacity.

     KATHRYN KIMMONS, age 49, currently serves as the Secretary and a Director to the Company. Mrs. Kimmons has over 20 years of experience in the entertainment industry as well as 10 years in retail sales and operations. A business entrepreneur who has founded her own successful entertainment business as well as a retail business selling antiques and collectibles, Mrs. Kimmons is uniquely talented in small business management, merchandising presentation, creative retail project implementation, interior design and display, retail buying, and effective sales and marketing.

     There are no arrangements or understandings between any of the directors or executive officers, or any other person or person pursuant to which they were selected as directors and/or officers.

Compensation of Directors and Executive Officers
------------------------------------------------

     The Company has been inactive for the past three years. On June 11, 2002, the Company commenced business operations once again, and as such Gary Kimmons, the sole employee, began accruing a salary that as of the date of this filing has not been paid. Currently Kimmons is receiving $20,000 per month as Compensation for performing the duties of the CEO of the Company. Kimmons has agreed to take a portion of past due pay in the form of unregistered and restricted common stock of the Company.

Directorships
-------------

     No Director of the Company or person nominated or chosen to become a Director holds any other directorship in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

Family Relationships
--------------------

     Gary F. Kimmons, the Chairman of the Board, President and CEO of the Company and Kathryn Kimmons the Secretary of the Company are husband and wife. There are no other family relationships between any directors or executive officers of the Company, either by blood or by marriage.

Involvement in Certain Legal Proceedings
----------------------------------------

     During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the
Company:

     (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16 (a) Beneficial Ownership Compliance
----------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4 and an annual statement of beneficial ownership on Form 5, with the SEC. Such executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all such forms that they have filed.

     Based solely on its review of the copies of such forms received by the Company and representations from certain reporting persons, the Company believes that for the fiscal year 2002, all current officers, directors and more than 10% beneficial owners have complied with the above described filing requirements.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth security ownership information as of the close of business October 31, 2002, for individuals or entities in the following categories: (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common stock, (ii) each director, (iii) each Executive Officer, and (iv) all directors and executive officers as a group.



         Title of                   Name Of                            Amount of         Percent of Class
         Class                      Beneficial Owner                    Ownership        Beneficially Owned
-------------------------------------------------------------------------------------------------------------------

         Common Stock               Gary F. Kimmons(1)*                 8,015,283              40.18%

         Common Stock               Dick Meador*                          275,000               1.38%

         Common Stock               Berkshire Capital
                                    Management Co., Inc.                1,000,000               5.01%

         Common Stock               Petty International
                                    Development Corp.                   1,380,000               6.92%

         Common Stock               Ron Sparkman                        1,000,000               5.01%

         Common Stock               *Directors and Officers
                                    as a Group (2 persons)              8,290,283              41.56%
-------------------------------------------------------------------------------------------------------------------


     (1) Includes 7,795,500 shares of common stock held in the name of the Kimmons Family Partnership LTD. of which Mr. Kimmons is the General Partner.

     Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock such persons beneficially own.

Warrants and Stock Options
--------------------------

     In 1995, the Board of Directors adopted the GK Intelligent Systems, Inc., 1995 Incentive Stock Option Plan (the "1995 Plan"), under which 1,000,000 shares of Company's Common Stock were reserved for issuance by the Company to attract and retain employees and directors of the Company and to provide such persons with incentives and awards for superior performance and providing services to the Company. The 1995 Plan was to be administered by a committee comprised of two of the members of the Board of Directors of the Company. The Committee was to determine the number of shares granted and the option exercise price, pursuant to the terms of the Plan. While options were authorized under the 1995 plan, as of October 31, 2002 there are no vested outstanding incentive stock options remaining as granted under the Company's 1995 Plan.

     Additionally, the Company issued non-qualified stock options and warrants to various independent contractors, officers, directors and other such associated individuals. As of the date of this filing, to the best of management's knowledge, there are outstanding options and/or warrants to purchase a total of 864,083 post-reverse split adjusted shares of common stock of the Company. The stock options have various termination dates that begin in August of 2003 and end in March 2009. The warrants have termination dates that begin in March 2003 and end in March 2008.

Item 7.  Financial Statements, Pro Forma Financial Statements And Exhibits.
--------------------------------------------------------------------------

     (c) The following exhibits are attached hereto pursuant to Item 601 of Regulation S-K.

     Exhibit
     Number     Description
     ------     ------------
     10.11     Consulting Agreement with Berkshire Capital Management Co., Inc.
     10.12     Consulting and Finder's Fee Agreement with The Herman Group, L.P.
     10.13     Engagement Letter with Petty International Development Corp.
     10.14     Consulting Agreement with Ron Sparkman.
     10.15     Consulting Agreement with Rockne J. Horvath.
     10.16     Consulting Agreement with Stephen K. Carper.
     10.17     Consulting Agreement with Renee H. Ethridge.
     10.18     Consulting Agreement with Technical Objective, Inc.
     10.19     Debt Resolution Agreement with Gary F. Kimmons.
     10.20     Interim Compensation Agreement with Gary F. Kimmons.
     10.21     Amended and Restated Consulting Agreement with Dick Meador.
     10.22     Promissory Note to BDO Seidman LLP.
     10.23     Consulting Agreement with Alan S. Litvak.
     10.24     Promissory Note to Gary Kimmons.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                             GK INTELLIGENT SYSTEMS, INC.
                                             (Registrant)

                                             /S/ Gary F. Kimmons
Date: November 5, 2002                       ----------------------------------
                                             By: Gary F. Kimmons
                                             Its: President and CEO

                                             /S/ Kathyrn Kimmons
Date: November 5, 2002                       ----------------------------------
                                             By: Kathryn Kimmons
                                             Its: Secretary and Director

                                             /S/ Dick Meador
Date: November 5, 2002                       ----------------------------------
                                             By: Dick Meador
                                             Its: Director